As filed with the U.S. Securities and Exchange Commission on June 23, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bon Natural Life Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	2833	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

C601, Gazelle Valley, No.69 Jinye Road. Xi’an Hi-tech Zone, Xi’an, China 0086-29-88318908 x805
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-251182

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq. Joe Laxague, Esq. The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891	Richard I. Anslow, Esq. David Selengut Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Ordinary Shares, par value $0.0001 per share (3)	230,000	(1)	$5.00	$1,150,000	$125.47
Underwriters’ warrants (3)(4)	18,400		$—	$—	$—
Ordinary Shares to be issued upon exercise of Underwriters’ warrants(3)	18,400		$5.00	$92,000	$10.04
Total Registration Fee					$135.51

(1)	Includes (a) 200,000 ordinary shares; and (b) up to 30,000 ordinary shares that may be purchased by the underwriters pursuant to its option to purchase additional shares.In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-251182), as amended, is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $11,500,000 on the Registration Statement on Form F-1 (File No. 333-251182), for which a filing fee of $1,254.65 was previously paid.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s ordinary shares underlying the underwriters’ warrants (“Underwriter Warrants”) are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-251182) initially filed by Bon Natural Life Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on December 7, 2020, which was declared effective by the Commission on June 23, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

Table of Exhibits

Exhibit Number	Description

5.1	Opinion of Ogier regarding the validity of the ordinary shares being registered, with consent to use

23.1	Consent of Friedman LLP, an independent registered public accounting firm

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Xi’an, People’s Republic of China, on June 23, 2021.

BON NATURAL LIFE LIMITED

By:	/s/ Yongwei Hu
Yongwei Hu
Chairman, Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Zhenchao Li
Zhenchao Li
Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Yongwei Hu
Yongwei Hu
Chairman, Chief Executive Officer
(Principal Executive Officer)
Date: June 23, 2021

By:	/s/ Zhenchao Li
Zhenchao Li
Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)
Date: June 23, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bon Natural Life Limited has signed this registration statement or amendment thereto in New York, New York, on June 23, 2021.

The Crone Law Group P.C.

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner